CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 27, 2014, relating to the financial statements and financial highlights which appears in the June 30, 2014 Annual Report to Shareholders of the Nuveen NWQ Global Equity Fund, Nuveen NWQ Global Equity Income Fund, Nuveen NWQ Multi-Cap Value Fund, Nuveen NWQ Large-Cap Value, Nuveen NWQ Small/Mid-Cap Value Fund, Nuveen NWQ Small-Cap Value Fund, Nuveen Tradewinds Value Opportunities Fund, Nuveen Global Total Return Bond Fund and Nuveen U.S. Infrastructure Income Fund (each a series of Nuveen Investment Trust) which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

October 24, 2014